Exhibit 99.1

NovaMed to Be Acquired by Surgery Partners for $13.25 Per Share

CHICAGO, IL (January 21, 2011) — NovaMed, Inc. (Nasdaq: NOVA; “NovaMed” or the “Company”), a leading operator of ambulatory surgery centers in partnership with physicians, today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of Surgery Center Holdings, Inc. (“Surgery Partners”) in a transaction valued at approximately $214 million, including the assumption or repayment of approximately $105 million of indebtedness. Surgery Partners is an affiliate of H.I.G. Capital, LLC, a leading global private equity investment firm. The merger agreement was unanimously approved by NovaMed’s board of directors, including a special committee of independent directors.

Under the terms of the merger agreement, NovaMed stockholders would receive $13.25 per share in cash, representing a premium of 54.6% over the closing price of NovaMed’s common stock as of the time of Surgery Partners’ initial offer on August 2, 2010; a 17.7% premium over the Company’s 90 day average closing price; and a 10.7% premium over the Company’s 30 day average closing price.

The transaction is expected to close in the second quarter of 2011, subject to customary closing conditions, including customary antitrust and regulatory approvals. Further, the transaction is subject to the approval of the merger agreement by holders of a majority of the outstanding shares of the Company’s common stock. Certain NovaMed directors and officers that in the aggregate own approximately 10.5% of NovaMed’s outstanding shares have entered into agreements with Surgery Partners to vote in favor of the merger.

“We are excited about NovaMed and Surgery Partners joining forces in our efforts to establish the preeminent ambulatory surgery center (“ASC”) provider in the country,” said Christopher Laitala, Managing Director of H.I.G. Capital.  “We believe this transaction will be beneficial for all parties involved, including shareholders, physician partners, patients and payors alike.  We remain excited about the prospects for the ASC industry as a whole and look forward to building on Surgery Partners’ market leading position.”

Mike Doyle, CEO of Surgery Partners, said “We extend a very warm welcome to the NovaMed team and look forward to leveraging the strengths of both companies to provide the optimal outcome for our patients, physicians and employees.  We would also like to congratulate NovaMed’s management team on their accomplishments.  We look forward to a bright future ahead.”

Jefferies Finance LLC and THL Credit, Inc. have committed to provide debt financing for the transaction.

NovaMed will file a preliminary proxy statement with the SEC, which will contain detailed information about the transaction and the board and special committee process. Once the SEC completes its review of the preliminary proxy statement, NovaMed will file the definitive proxy statement with the SEC and distribute it to stockholders.

William Blair & Company is serving as financial advisor and DLA Piper LLP (US) is serving as legal advisor to NovaMed’s board of directors.  McDermott, Will and Emery LLP is serving as legal advisor to H.I.G. Capital and Surgery Partners.

About NovaMed

NovaMed operates, develops and acquires ambulatory surgery centers in partnership with physicians and holds majority ownership interests in 37 surgery centers located in 19 states.  Learn more at www.novamed.com.

About Surgery Partners

Surgery Partners acquires, develops and manages free-standing ambulatory surgical centers (ASCs) in partnership with leading physicians.  The company owns and operates twelve ASCs.  As one of the largest ASC operators in the Southeast, Surgery Partners is dedicated to clinical excellence in outpatient surgery services and provides its centers with experienced and efficient operations leadership, development expertise, and practice partnership.  Learn more at www.surgery-partners.com.

About H.I.G. Capital

H.I.G. Capital is a leading global private equity investment firm with more than $8.5 billion of equity capital under management.  Based in Miami, and with offices in San Francisco, Atlanta, Boston, and New York in the U.S., as well as affiliate offices in London, Hamburg and Paris in Europe, H.I.G. specializes in providing capital to small- and medium-sized companies with attractive growth potential.  H.I.G. invests in management-led buyouts and recapitalizations of profitable and well managed service or manufacturing businesses.  H.I.G. also has extensive experience with financial restructurings and operational turnarounds.  Since its founding, H.I.G. has invested in and managed more than 200 companies worldwide.  The firm’s current portfolio includes companies with combined revenues in excess of $8 billion.  For more information, please refer to the H.I.G. website at www.higcapital.com.

Additional Information and Where to Find It

In connection with the Merger, NovaMed will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the company. BEFORE MAKING ANY VOTING DECISION, NOVAMED’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. NovaMed’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. NovaMed’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to NovaMed, Inc., Attn: Investor Relations, 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606, or by calling (312) 664-4100, or from the investor relations section of the company’s website, http://www.novamed.com.

Participants in Solicitation

NovaMed and its directors and officers may be deemed to be participants in the solicitation of proxies from NovaMed’s stockholders with respect to the special meeting of stockholders that will be held to consider the Merger. Information about NovaMed’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for NovaMed’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2010. Stockholders may obtain additional information regarding the interests of NovaMed and its directors and executive officers in the Merger, which may be different than those of NovaMed’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that relate to possible future events.  These statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed or implied in this press release.  These risks and uncertainties include: the current difficult economy and tightened credit markets; our current and future debt levels; our ability to access capital on a cost-effective basis to continue to successfully implement our growth strategy; reduced prices and reimbursement rates for surgical procedures; our ability to acquire, develop or manage a sufficient number of profitable surgical facilities; our ability to maintain successful relationships with the physicians who use our surgical facilities; our ability to grow and manage effectively our increasing number of surgical facilities; competition from other companies in the acquisition, development and operation of surgical facilities; uncertainty around national healthcare reform and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit our business operations, require us to incur significant expenditures or limit our ability to relocate our facilities if necessary; and uncertainties associated with the proposed acquisition of NovaMed by a company controlled by Surgery Partners, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction.  Readers are encouraged to review a more complete discussion of the factors affecting NovaMed’s business and prospects in its filings with the Securities and Exchange Commission, including the company’s 2009 Form 10-K filed on March 16, 2010.  Readers should not place undue reliance on any forward-looking statements.  Except as required by the federal securities laws, NovaMed undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

NOVAMED CONTACTS:

Scott T. Macomber

Executive Vice President and Chief Financial Officer

(312) 664-4100

smacomber@novamed.com

Investor Relations:

Susan A. Noonan

S. A. Noonan Communications

(212) 966-3650

susan@sanoonan.com

H.I.G. CAPITAL CONTACTS:

Chris Laitala

Managing Director

claitala@higcapital.com

Media:

Giselle Jordan

Marketing Manager

gjordan@higcapital.com

H.I.G. Capital, LLC

600 Fifth Avenue

24th Floor

New York, NY 10020

Phone: 212-506-0500

www.higcapital.com